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                                                                    Exhibit 10.9


                             PROCENTURY CORPORATION
                           DEFERRED COMPENSATION PLAN
                              RABBI TRUST AGREEMENT


         This Trust Agreement is entered into as of October 29, 2003, by and between by ProCentury Corporation (the "EMPLOYER") and Charles D. Hamm, Jr. (the "TRUSTEE").


                                    RECITALS

         The Employer has incurred or expects to incur liabilities with respect to a select group of its management and highly compensation employees ("KEY EMPLOYEES") under the terms of the ProCentury Deferred Compensation Plan pursuant to which applicable Key Employees have the right in the future to receive Account Balances resulting from the investment of amounts contributed by or on their behalf (the "PLAN DOCUMENTS"). All capitalized terms defined in the Plan Documents shall have the same meaning as used in this Trust Agreement unless the context otherwise requires.

         The Employer wishes to establish a trust (the "TRUST") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Employer's creditors in the event of the Employer's Insolvency, until distributed or transferred to applicable Key Employees or their beneficiaries in such manner and at such times as specified in the Plan Documents.

         It is the intention of the parties that this Trust shall constitute an unfunded arrangement maintained for the benefit of a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA").

         It is the intention of the Employer to make contributions to the Trust to provide itself with assets to assist in meeting the Employer's liabilities under the Plan Documents.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be acquired, held, administered, and disposed of as follows:

SECTION 1         ESTABLISHMENT OF TRUST

         1.1 GENERAL. The Employer hereby deposits with the Trustee in trust $100, which shall become the initial principal of the Trust, and shall thereafter deliver to the Trustee such additional assets to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.

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         1.2      GRANTOR TRUST. The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

         1.3 PURPOSE. Assets to satisfy the Employer's obligations under the Plan Documents shall be held under this Trust and shall be accounted for and held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of the Plan Documents and general creditors as set forth in this Trust Agreement. Key Employees or their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan Documents and this Trust Agreement shall be mere unsecured contractual rights of Key Employees or their beneficiaries against the Employer. Any assets held by the Trust will be subject to the claims of the Employer's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1.

         1.4 IRREVOCABLE. The Trust established hereby shall be irrevocable except in the event of a change in federal or state income tax laws that would result in the Employer's segregation of assets to this Trust, whether prior to, at or after such change in laws, being included or includible in the gross income of, or being deemed unlawful with respect to, any Key Employee or beneficiary, then in such event this Trust shall be revocable by the Employer with respect to the assets of this Trust securing obligations of the Employer for the benefit of that Key Employee or beneficiary, and if the Employer elects to revoke this Trust with respect to such assets, the Trustee shall pay or distribute such assets to the order of the Employer. Any such assets so paid or distributed to the Employer shall continue to be used exclusively for the uses and purposes set forth in Section 1.3 until the Employer's obligations to the Key Employee or beneficiary are satisfied. The Trustee shall be entitled to rely upon any notice or other writing delivered to it by the Employer and reasonably believed by it to be genuine revoking this Trust with respect to any such assets and directing those assets to be so paid or distributed to the order of the Employer without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof.

         1.5 NAME. The name of this trust shall be the ProCentury Corporation Deferred Compensation Rabbi Trust.

SECTION 2  EMPLOYER RESPONSIBILITIES

         2.1 DIRECTION. The Employer may satisfy its obligations under the Plan Documents either from assets held in this Trust or from other assets not held in this Trust, as the Employer may determine in its sole discretion. If the Employer determines to satisfy its obligations from the assets of this Trust, it shall direct the Trustee in writing to deliver or otherwise dispose of such assets for the benefit of applicable Key Employees or their beneficiaries, identifying specifically the directed delivery or disposition, the specific assets to be delivered or otherwise disposed, and the specific recipient or recipients of such delivery or disposition. If the assets held are insufficient to satisfy any direction of the Employer, the Trustee shall immediately so notify the Employer and the Employer shall be responsible for satisfying delivery of any assets not satisfied by delivery or other disposition from the assets of this Trust.


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         2.2      INVESTMENT AGENTS AND PARTICIPANT-DIRECTED INVESTMENT. In
addition to and not in limitation of Section 2.1 or any other provision of this Agreement, the Employer may direct the Trustee in writing to segregate assets for investment by one or more investment agents designated by the Employer as well as at investment instructions given by any Participant or other person for whose benefit such assets are segregated as provided in this Section.

         (a) In the event of a direction to use one or more investment agents, the Trustee shall segregate assets as directed by the Employer for investment by each investment agent, and the Trustee shall permit each investment agent to direct the investment of the assets so segregated for that investment agent;

         (b)      (1)      In the event of a direction to follow the investment
                  instructions given by a Participant or other person for whose benefit the assets are segregated, the Trustee shall segregate assets as directed by the Employer for investment by each such Participant or other person, and the Trustee as well as any investment agent with respect to the assets so segregated for investment of that investment agent shall accept investment instructions given by:

                  (A) The Participant with respect to any assets segregated for the benefit of that Participant;

                  (B) An alternate payee with respect to any assets segregated for the benefit of that payee;

                  (C) After a Participant's death, each beneficiary with respect to any assets segregated for the benefit of that beneficiary;

                  (D) An attorney-in-fact or agent for any such Participant, alternate payee or beneficiary; or

                  (E)      The Employer.

                  (2) Any investment instruction shall be in writing and meet any requirements in effect at that time of the Trustee or applicable investment agent of the Trustee, including electronic communication. Neither the Trustee nor any investment agent shall be under any duty to question any such investment instruction given by any such Participant, alternate payee or beneficiary (or his or her or its attorney-in-fact or agent), or to provide to any person any investment advice, or to provide any investment information.

                  (3) If any investment instruction is deemed by the Trustee or investment agent of the Trustee not to be complete or otherwise in good order, the Trustee or investment agent may for a reasonable time hold any amount in cash, without liability for interest or investment gains of any kind, until the Trustee or investment agent receives complete proper instructions in good order.

         2.3 DETERMINATIONS. The Employer shall be responsible for and shall make all determinations required for administration of the Plan Documents, including:



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         (a)      Any contributions made on behalf of applicable Key Employees for each applicable period, and the accountings of the Account Balances of those contributions, any designation of a Beneficiary and election of an Entitlement Date and Payment form, and the name and address and other identifying information regarding applicable Key Employees and of each Beneficiary or other person entitled to payments under the Deferred Compensation Plan Documents; and

         (b) Any and all federal, state, local or foreign taxes to be withheld or reported with respect to the Plan Documents or any transaction occurring thereunder.

         2.4 TAXES. The Employer shall be responsible for the reporting and withholding of any federal, state, local or foreign taxes that may be required to be withheld with respect to any transaction under the Plan Documents and shall remit amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by the Employer.

SECTION 3  TRUSTEE RESPONSIBILITY WHEN THE EMPLOYER IS INSOLVENT

         3.1 INSOLVENCY. The Trustee shall cease immediately delivery of any assets to applicable Key Employees or their beneficiaries if the Employer is Insolvent. The Employer shall be considered "INSOLVENT" for purposes of this Trust Agreement if: (a) the Employer is unable to pay its debts as they become due, or (b) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         3.2 DEFERRAL. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Employer under federal and state law as set forth below:

         (a) The governing board and chief executive officer of the Employer shall have the duty to inform the Trustee in writing of the Employer's Insolvency. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue any disposition of Trust assets for the benefit of applicable Key Employees or their beneficiaries.

         (b) Unless the Trustee has actual knowledge of the Employer's Insolvency, or has received notice from the Employer of a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the Employer's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Employer's solvency.

         (c) If at any time the Trustee has determined that the Employer is Insolvent, the Trustee shall discontinue any disposition of Trust assets for the benefit of



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                  applicable Key Employees or their beneficiaries and shall hold the assets of the Trust for the benefit of the Employer's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Key Employees or their beneficiaries to pursue their rights as general creditors of the Employer with respect to rights due under the Plan Documents or otherwise.

         (d) The Trustee shall resume any disposition of Trust assets for the benefit of applicable Key Employees or their beneficiaries in accordance with Section 2 only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).

         3.3 RESUMPTION. Provided that there are sufficient assets, if the Trustee discontinues the disposition of assets from the Trust pursuant to
Section 3.2 and subsequently resumes such disposition, the first disposition following such discontinuance shall include the aggregate amount of all dispositions due to applicable Key Employees or their beneficiaries under the terms of the Plan Documents for the period of such discontinuance, less the aggregate amount of any dispositions made to the parties of the Plan Documents or their beneficiaries by the Employer in lieu of the dispositions provided for under this Trust Agreement during any such period of discontinuance.

SECTION 4   PAYMENTS TO THE EMPLOYER

         4.1 PAYMENTS TO THE EMPLOYER. Except as provided in Section 3, the Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before all obligations of the Employer under the Plan Documents have been fully satisfied.

SECTION 5   INVESTMENT AUTHORITY

         5.1 GENERAL. The Trustee shall invest and reinvest the principal and income of the Trust and keep the Trust assets invested, without distinction between principal and income, in accordance with the written investment directions, if any, provided to the Trustee by the Employer. In the absence of appropriate investment directions from the Employer, the Trustee is authorized and agrees to keep the Trust assets invested and reinvested among investment vehicles which it deems are appropriate for the purposes of this Trust Agreement and the Plan Documents. In the event the Trustee invests any or all of the Trust assets pursuant to directions received from the Employer, the Employer agrees to indemnify and hold harmless the Trustee from any loss to the Trust as a result of the Trustee following such investment directions.

         5.2 THE TRUSTEE'S SECURITIES. In no event may the Trustee invest in securities or obligations issued by the Employer, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the parties of the Plan Documents.


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         5.3      SUBSTITUTION. The Employer shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

SECTION 6   DUTIES OF THE TRUSTEE

         6.1 GENERAL. Subject to the limitations set forth in Section 5, the Trustee shall have the following powers and authority under this Trust Agreement with respect to the Trust assets:

         (a) INVESTMENT. The Trustee may invest and reinvest the Trust assets in such bonds, stocks, stock options, secured or unsecured notes, real estate mortgages or other securities, securities of mutual funds or other investment companies, real estate, life insurance policies on the lives of the parties of the Plan Documents, common trust funds, or in such other property, real or personal, as shall be deemed advisable, without limitation by any statute or rule of law of any jurisdiction regarding investments by trustees, now or hereafter in effect. This power and all other powers described in this Section 6.1 shall apply with equal force to any stock or other securities issued by a corporate Trustee under the Trust or by any corporation which is a parent or subsidiary of such corporate Trustee or affiliated therewith by reason of common ownership or control to any degree.

         (b) RETAIN ASSETS. The Trustee may retain any property coming into the Trust in the same form as received and may maintain life insurance policies however acquired, even though retention or maintenance of any such property may be deemed to result in an excess concentration in one class of property, all without liability for any loss of principal or income occasioned by the decline in value or nonproduction of income of any property so acquired.

         (c) DISPOSITION. The Trustee may sell at public or private sale, may exchange and may lease for any period of time whether longer or shorter than the duration of the Trust (including 99-year leases, renewable forever, and leases with or without option to purchase) any real or personal property of the Trust, for such prices and upon such terms, including terms related to deferred disposition, as shall be deemed advisable.

         (e) REAL ESTATE. The Trustee may hold, maintain, manage, improve, and develop any real estate coming into the Trust, with full power and authority to subdivide, to partition, to exchange, to grant and acquire easements in relation to, to vacate, to dedicate and rededicate to public use; and may lease to or from third persons, can cancel, assign, and modify such leases and leasehold interests, may improve and contract for the improvement of, may mortgage and may convey any such real estate or any interest therein.

         (e) SECURITIES. The Trustee may vote, by proxy or in person, and may exercise all other rights in relation to any securities or interests of the Trust, including conversion privileges, subscription rights and options of any kind; may enter into option, purchase and sale and voting trust agreements with respect thereto; may oppose or consent to any exchange, reorganization, merger, consolidation,



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                  recapitalization, sale of assets, liquidation, and other
                  fundamental change of any kind of any organization in which the Trust is interested; and may take any other action deemed advisable in order to obtain the benefit of any of the foregoing matters or to protect the Trust assets.

         (f) LOANS. The Trustee may loan or borrow money with or without security, without liability for any loss resulting from such loans, and may mortgage, pledge, or grant other security interests in any real or personal property of the Trust, all upon such terms and conditions and at such times as shall be deemed advisable.

         (g) SETTLEMENTS. The Trustee may compromise, compound, settle, and adjust all claims of or against the Trust or the Trust assets, and may give and receive releases, discharges, and assignments or cancellations of mortgages or other security interests.

         (h) CONTRACTS. The Trustee may complete contracts of any kind binding upon the Trust or imposed upon the Trust assets, and may continue, incorporate, terminate, liquidate, and form, modify, or dissolve partnerships with respect to any businesses received by the Trustee, without liability for any losses resulting therefrom.

         (i) NOMINEE. The Trustee may cause any security or other Trust asset to be held or registered in the name of a nominee or in such form that title will pass by delivery and may employ ancillary trustees for the purposes of holding and administering Trust assets having a situs in a different jurisdiction.

         (j) MISCELLANEOUS. The Trustee may generally do all acts and execute all documents or instruments as in the judgment of the Trustee may be necessary or desirable to carry out any powers or authority of the Trustee with respect to the administration of the Trust and the Trust assets or is otherwise in the best interest of the Trust.

         6.2 SEPARATE ACCOUNTS. The Trustee shall establish and maintain a separate account for applicable Key Employees or their beneficiaries. The Trustee shall allocate the Trust assets to such separate accounts as directed by the Employer.

SECTION 7   DISPOSITION OF INCOME

         7.1 DISPOSITION OF INCOME. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 8   ACCOUNTING BY THE TRUSTEE

         8.1 ACCOUNTING BY THE TRUSTEE. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Employer and the Trustee. Within 60 days following the close of each Trust Agreement year and within 60 days after the



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removal or resignation of the Trustee, the Trustee shall deliver to the Employer a written account of its administration of the Trust during such Trust Agreement year or during the period from the close of the last preceding Trust Agreement year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such Trust Agreement year or as of the date of such removal or resignation, as the case may be.

SECTION 9   RESPONSIBILITY OF THE TRUSTEE

         9.1 FIDUCIARY OBLIGATIONS. The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given by the Employer which is contemplated by, and in conformity with, the terms of the Plan Documents or this Trust Agreement and is given in writing by the Employer. In the event of a dispute between the Employer and any Key Employees, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         9.2 INDEMNIFICATION. The Employer shall indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating to the administration of this Trust and the provision of services hereunder or by reason of any act or failure to act under this Trust Agreement. In so doing, the Employer shall to the extent possible directly pay all such costs, expenses and liabilities, and to the extent that the Employer does not pay such costs, expenses, and liabilities in a reasonably timely manner, the Trustee may obtain appropriate disposition from the Trust.. As a prerequisite for undertaking or defending any litigation arising in connection with this Trust, the Trustee may require the Employer to make additional deposits to the Trust sufficient to pay the costs and expenses associated with such litigation. The Trustee shall not be entitled to indemnification from the Employer or the Trust to the extent that any liability, cost or expense arises directly from the Trustee's gross negligence or willful misconduct in the performance of responsibilities specifically allocated to it under this Trust Agreement. The Employer's obligation to indemnify under this Section shall be a continuing obligation of the Employer, its successors and assigns, notwithstanding the termination of this Trust Agreement or the resignation or removal of Trustee.

         9.3 LEGAL COUNSEL. The Trustee may consult with legal counsel (whom may also be counsel for the Employer generally) with respect to any of its duties or obligations under this Trust Agreement.

         9.4 ADVISORS. The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations under this Trust Agreement.



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         9.5      GENERAL AUTHORITY AND INSURANCE. The Trustee shall have,
without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise in this Trust Agreement. However, if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person (including the Employer) the proceeds of any borrowing against such policy. The Employer may make premium payments directly to the insurance carrier with respect to any insurance policy held as an asset of the Trust.

         9.6 RESTRICTIONS. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

SECTION 10   COMPENSATION AND EXPENSES OF THE TRUSTEE

         10.1 COMPENSATION. The Employer shall pay the Trustee such reasonable compensation for its services as may be agreed upon in writing from time to time by the Employer and the Trustee.

         10.2 EXPENSES. The Trustee shall be entitled to be reimbursed for the reasonable expenses incurred with respect to the administration of the Trust, including brokerage commissions and fees of any advisors retained by the Trustee.

         10.3 PAYMENT BY THE EMPLOYER. The Employer shall pay all administrative expenses and fees of the Trust, including the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 11  RESIGNATION AND REMOVAL OF THE TRUSTEE

         11.1 RESIGNATION. The Trustee may resign at any time by written notice to the Employer, which shall be effective 60 days after receipt of such notice unless the Employer and the Trustee agree otherwise.

         11.2 REMOVAL. The Trustee may be removed by the Employer on 60 days notice or upon shorter notice accepted by the Trustee.

         11.3 TRANSFER OF ASSETS. Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal, or transfer, unless the Employer extends the time limit.

         11.4 SUCCESSOR. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12, by the effective date of resignation or removal under this Section 11. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for



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appointment of a successor or for instructions for appointment of a successor.
If the Trustee is unable or otherwise fails for any reason to so apply to a court of competent jurisdiction, any Key Employee or beneficiary may apply to a court of competent jurisdiction for appointment of a successor Trustee or instructions for appointment of a successor Trustee. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         11.5 REORGANIZATION OF TRUSTEE. Notwithstanding anything to the contrary contained in this Trust Agreement, if any Trustee designated to act or at any time acting hereunder is merged with or transfers substantially all of its assets to another corporation, or is in any other manner reorganized or reincorporated, the resulting or transferee corporation shall become trustee in place of its predecessor.

SECTION 12   APPOINTMENT OF SUCCESSOR

         12.1 APPOINTMENT. If the Trustee resigns or is removed in accordance with Section 11, the Employer may appoint any third person, such as a bank trust department or other person that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Employer or the successor Trustee to evidence the transfer.

         12.2 NO LIABILITY. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 8 and Section 9. The successor Trustee shall not be responsible for, and the Employer shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes the successor Trustee.

SECTION 13   AMENDMENT OR TERMINATION

         13.1 AMENDMENT. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Employer. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan Documents or shall make the Trust revocable.

         13.2 TERMINATION. The Trust shall not terminate until the date on which all obligations of the Employer under the Plan Documents have been fully satisfied. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Employer.

         13.3 PARTIES TO THE PLAN DOCUMENTS. Upon written approval of applicable Key Employees or their beneficiaries entitled to delivery or other disposition of Trust assets in satisfaction of the Employer's obligations under the Plan Documents, the Employer may terminate this Trust prior to the time all obligations of the Employer under the Plan Documents have been fully satisfied. All assets in the Trust at termination shall be returned to the Employer.



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SECTION 14   MISCELLANEOUS

         14.1 SEPARATE PROVISIONS. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions of this Trust Agreement.

         14.2     NONALIENATION. No right of any Key Employees or their

beneficiaries under this Trust Agreement may be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

         14.3 GOVERNING LAW. This Trust Agreement shall be governed by and constructed in accordance with the laws of the State of Ohio. This Trust Agreement is based upon the provisions set forth in Rev. Proc. 92-64 promulgated by the Internal Revenue Service and shall be interpreted in accordance with provisions of such revenue procedure.

         14.4 CONFLICT WITH AGREEMENT. This Trust Agreement shall be interpreted consistently with the intent of the Plan Documents. In the event of any conflict between the terms and provisions of this Trust Agreement and those of the Plan Documents, the terms and provisions of this Trust Agreement shall be controlling. However, nothing in this Trust Agreement is intended to diminish any obligation of the Employer under the Plan Documents.

         14.5     NOTICE. Any notice or writing from the Employer to the Trustee may be signed by any officer of the Employer and the Trustee may conclusively rely on any such notice or writing so executed and shall be fully protected in relying thereon with respect to any instruction, direction or approval of the Company.


                                   SIGNATURES

         IN WITNESS WHEREOF, the Employer and the Trustee have executed this Trust Agreement as of the date first written above.


ProCentury Corporation                                Charles D. Hamm, Jr.


   /s/ John A. Marazza                                /s/ Charles D. Hamm, Jr.
------------------------------------------            --------------------------
John A. Marazza, Executive Vice President,
Executive Officer and Secretary






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